As filed with the Securities and Exchange Commission on December 9, 2010
Registration No. 333-76915

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or Organization)	23-2725311 (I.R.S. Employer Identification No.)

1201 Winterson Road Linthicum, Maryland (Address of Principal Executive Offices)	21090 (Zip Code)
Lightera Networks, Inc. 1998 Stock Plan, as Amended
(Full title of the plan)
David M. Rothenstein
Senior Vice President, General Counsel and Secretary
Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Michael J. Silver
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700

DEREGISTATION OF UNSOLD SECURITIES
          This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8 (333-76915), filed with the Securities and Exchange Commission on April 23, 1999 (the “Registration Statement”) by Ciena Corporation, a Delaware corporation (the “Company”), relating to 2,521,120 shares of the Company’s common stock, par value $0.01 per share, and the Series A Junior Participating Preferred Stock Purchase Rights attached to such shares, reserved for issuance under the Lightera Networks, Inc. 1998 Stock Plan, as Amended (the “Plan”).
          The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the one share registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Linthicum, state of Maryland, on December 9, 2010.

CIENA CORPORATION
By:	/s/ David M. Rothenstein
	Name:	David M. Rothenstein
	Title:	Senior Vice President, General Counsel and Secretary